Restated Certificate of Incorporation

                                       of

                                GB Holdings, Inc.

         The undersigned officer of GB Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

         A. The name of the corporation (hereinafter called the "Corporation") is GB Holdings, Inc. The date of filing of the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is September 29, 1993.

         B. The amendment and the restatement of the certificate of incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware and the certificate of incorporation is hereby amended, restated and integrated in its entirety as follows:

         FIRST. The name of this corporation shall be: GB Holdings, Inc. (the "Corporation").

         SECOND. The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

         THIRD.  The purpose or purposes of the Corporation shall be:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares which the Corporation shall have authority to issue is 25,000,000, consisting of 20,000,000 shares of common stock, all of a par value of one cent ($.01) each ("Common Stock"), and 5,000,000 shares of preferred stock, all of a par value of one cent ($.01) each ("Preferred Stock"). The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in respect of the classes of stock of the Corporation are as follows:

(a)               Preferred Stock

         (A) The Preferred Stock of the Corporation may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares


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                  issued and not  canceled in any and all such series  shall not
                  exceed  the  total  number  of  shares  of   preferred   stock
                  hereinabove authorized.

         (B) Authority is hereby vested in the Board of Directors from time to time to authorize the issuance of one or more series of preferred stock and, in connection with the creation of such series, to fix by resolution or resolutions providing for the issuance of shares thereof the characteristics of each such series including, without limitation, the following:

                  (1) the maximum number of shares to constitute such series, which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding) by resolution of the Board of Directors, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

                  (2) whether the shares of such series shall have voting powers, full or limited, or no voting powers, and if any, the terms of such voting powers;

                  (3) the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock and whether such dividend shall be cumulative or noncumulative;

                  (4) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to redemption, the times, prices and other terms, limitations, restrictions or conditions of such redemption;

                  (5) the relative amounts, and the relative rights or preference, if any, of payment in respect of shares of such series, which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding-up of the Corporation;

                  (6) whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                  (7) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class, classes or series, or other securities, whether or not issued by the Corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting same;


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                  (8)      the  limitations  and  restrictions,  if  any,  to be
                           effective   while  any  shares  of  such  series  are
                           outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock (as defined below) or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding- up;

                  (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distributions of assets upon liquidation, dissolution or winding-up; and

                  (10) any other preference and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall not be inconsistent with law, this ARTICLE FOURTH or any resolution of the Board of Directors pursuant hereto.

(b)               Common Stock

         (A) The Common Stock of the Corporation may be issued from time to time in any number of shares, provided that the aggregate number of shares issued and not canceled shall not exceed the total number of shares of Common Stock hereinabove authorized.

         (B) Unless expressly provided by the Board of Directors of the Corporation in fixing the voting rights of any series of Preferred Stock, the holders of the outstanding shares of Common Stock shall exclusively possess all voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of such stock standing in his name on the books of the Corporation.

         (C) Subject to the prior rights of the holders of Preferred Stock now or hereafter granted pursuant to this ARTICLE FOURTH, the holders of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for that purpose, dividends payable either in cash, stock or otherwise.

         (D) In the event of any liquidation, dissolution or winding-up of the Corporation, either voluntary or involuntary, after payment shall have been made in full to the holders of Preferred Stock of any amounts to which they may be entitled and subject to the rights of the holders of Preferred Stock now or hereafter granted pursuant to this ARTICLE FOURTH, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably

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                  accordingly  to the  number of shares of Common  Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

         FIFTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

         SIXTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this ARTICLE SIXTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         SEVENTH.  The  corporation  shall,  to the fullest extent  permitted by
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         EIGHTH. All securities (as defined by the New Jersey Casino Control Act (the "Act")) of the Corporation are held subject to the condition that, if a holder thereof is found to be disqualified by the New Jersey Casino Control Commission pursuant to the provisions of the Act, such holder shall (a) dispose of his or her interest in the Corporation; (b) not receive any dividends or interest upon any such securities; (c) not exercise, directly or through any trustee or nominee, any voting right conferred by such securities; and (d) not receive any remuneration in any form from the casino licensee for services rendered or otherwise. If any unsuitable or disqualified holder fails to dispose of his securities within 180 days following such disqualification, (i) such securities shall be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 151(b) of the General Corporation Law of Delaware, to the extent necessary to prevent the loss or secure the reinstatement of any government-issued license or franchise held by the Corporation or any subsidiary thereof to conduct any portion of the business of the Corporation or such subsidiary, which license or franchise is conditioned upon some or all of the holders of the Corporation's securities possessing prescribed qualifications, and (ii) such unsuitable or disqualified holder shall indemnify the Corporation for any and all direct or indirect costs, including attorneys' fees, incurred by the Corporation as a result of such holder's continuing ownership or failure to divest promptly. The redemption price for all


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securities  to be redeemed by the  Corporation  pursuant to this ARTICLE  EIGHTH shall be the par value per share thereof.

         NINTH   The Corporation shall not create,  designate,  authorize or cause to be issued any class or series of nonvoting stock.

         TENTH. The corporation elects not to be governed by the Takeover Statute (Section 203 of the General Corporation Law of the State of Delaware).

         IN  WITNESS   WHEREOF,   the  undersigned  has  executed,   signed  and
acknowledged this restated certificate of incorporation this 29th day of September, 2000.

                                            By:      /s/ Frederick H. Kraus
                                            Name:    Frederick H. Kraus
                                            Title:   Executive Vice President



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